UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 6, 2026

Angi Inc.
(Exact name of registrant as specified in charter)

Delaware	001-38220	82-1204801
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3601 Walnut Street,	Suite 700
Denver,	CO	80205
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (303) 963-7200
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.001	ANGI	The Nasdaq Stock Market LLC
(Nasdaq Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 12, 2026, Angi Inc. (the “Company” or “Angi”) announced that Ms. Julie Gosal Hoarau, the Company’s current Chief Accounting Officer, has been appointed to succeed Mr. Andrew Russakoff as Chief Financial Officer, effective March 27, 2026. In connection with this appointment, Ms. Hoarau will also serve as the Company’s principal financial officer and principal accounting officer. Mr. Russakoff notified the Company of his voluntary resignation on March 6, 2026 and has agreed to remain with the Company through March 27, 2026 to assist with a smooth transition. The Company is appreciative of Mr. Russakoff’s service, and his resignation is not the result of any disagreement with the Company on any matter, including the Company’s operations, policies or practices.

Ms. Hoarau, age 42, has served as Chief Accounting Officer of the Company since October 2024. In this capacity, she has been responsible for overseeing the Company’s SEC reporting, global accounting, and tax functions. She was also part of the team that led the Company’s spin-off from IAC Inc. Prior to joining the Company, Ms. Hoarau worked at MongoDB, Inc. (NASDAQ: MDB), a developer data platform company, from May 2019 to October 2024, where she most recently served as Vice President of Accounting Operations. During her tenure, Ms. Hoarau oversaw various functions, including SEC reporting and technical accounting, corporate accounting, finance transformation, tax, treasury, sales compensation and payroll. Ms. Hoarau also served from April 2018 to May 2019 as Vice President and then Senior Vice President, Finance of Aaptiv, a digital fitness application. Earlier in her career, she held various finance and accounting roles at Evolving Systems, Inc. (NASDAQ: EVOL), a then-publicly traded provider of digital engagement solutions and services; Shutterstock, Inc. (NYSE: SSTK), a leading online content marketplace; Scanbuy, Inc., a developer of cloud-based mobile engagement solutions through QR codes; and KVB Partners, an accounting and tax services firm. Ms. Hoarau holds both a Bachelor’s degree in Business Administration (DUT GEA and D.E.S.C.F) and a Master of Science degree in Accounting (D.E.S.S.) from the University of Bordeaux and is a Certified Public Accountant.

There is no arrangement or understanding between Ms. Hoarau and any other persons pursuant to which Ms. Hoarau was selected as an officer within the meaning of Item 401(b) of Regulation S-K under the U.S. Securities Act of 1933, as amended (“Regulation S-K”), nor are there any family relationships between Ms. Hoarau and any director, executive officer or person nominated or chosen by the Company to become a director or executive officer of the Company within the meaning of Item 401(d) of Regulation S-K. Since the beginning of the Company’s last fiscal year, the Company has not engaged in any transaction in which Ms. Hoarau had a direct or indirect material interest within the meaning of Item 404(a) of Regulation S-K.

Compensatory Arrangements of Chief Financial Officer

In connection with Ms. Hoarau’s appointment, effective on March 27, 2026, the Company and Ms. Hoarau entered into an employment agreement (the “Employment Agreement”).

Term. The Employment Agreement has a scheduled term of one year from the effective date of the Employment Agreement (March 27, 2026) and provides for automatic renewals for successive one-year terms absent written notice from the Company or Ms. Hoarau at least ninety (90) days prior to the expiration of the then current term. It further provides that Ms. Hoarau’s employment is at-will.

Compensation. The Employment Agreement provides that during the term, Ms. Hoarau will be eligible to receive an annual base salary of $450,000, discretionary annual cash bonus of up to $400,000, equity awards and such other employee benefits as may be reasonably determined by the Compensation Committee of the Company’s Board of Directors from time to time.

The Employment Agreement also provides that Ms. Hoarau will receive 78,724 restricted stock units under the Company’s Amended and Restated Angi Inc. 2017 Stock and Annual Incentive Plan that vest in two equal installments on March 1, 2027 and March 1, 2028, subject to Ms. Hoarau’s continued employment with the Company.

Severance. Upon a termination of Ms. Hoarau’s employment by the Company without “cause” (as defined in the Employment Agreement, and other than by reason of death or disability), Ms. Hoarau’s resignation for “good reason” (as defined in the Employment Agreement) or the timely delivery of a non-renewal notice by the Company, subject to the execution and non-revocation of a release of claims in favor of the Company and Ms. Hoarau’s compliance with the restrictive covenants set forth below:

(i) the Company will continue to pay Ms. Hoarau her annual base salary for one (1) year following such termination or resignation (the “Severance Period”);

(ii) all unvested Angi equity awards (including cliff vesting awards, if any, which shall be pro-rated as though such awards had an annual vesting schedule) held by Ms. Hoarau that would have otherwise vested during the Severance Period shall vest as of the date of termination.

Restrictive Covenants. Pursuant to the Employment Agreement, Ms. Hoarau is bound by a covenant not to compete with the Company and its businesses during the term of her employment and the Severance Period and by covenants not to solicit the Company’s employees or business partners during the term of her employment and for twelve (12) months after her termination or resignation.

The foregoing description of the Employment Agreement is a summary and is qualified in its entirety by the text of the Employment Agreement, a copy of which will be included as an exhibit to the Company’s future SEC filings.

Additional Compensatory Arrangements of Chief Financial Officer

In connection with his voluntary departure, Mr. Russakoff is not expected to receive separation benefits consistent with his previously filed employment agreement.

Item 7.01 Regulation FD Disclosure.

On March 12, 2026, the Company issued a press release in connection with Ms. Hoarau’s appointment. The full text of the press release appears in Exhibit 99.1 hereto and is incorporated herein by reference.

The information contained in this Item 7.01, including Exhibit 99.1, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, and shall not be deemed to be incorporated by reference into any of the Company’s filings under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof and regardless of any general incorporation language in such filings, except to the extent expressly set forth by specific reference in such a filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press release issued by Angi Inc., dated March 12, 2026.
104	Cover Page Interactive Data File (embedded within the Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANGI INC.

	By:	/s/ Shannon M. Shaw
	Name:	Shannon M. Shaw
	Title:	Chief Legal Officer
Date: March 12, 2026